Quaker Investment Trust

Secretary’s Certificate

I, Justin Brundage, Secretary of the Quaker Investment Trust (the “Trust”), hereby certify on behalf of the Trust as follows:

1.
Submitted herewith is a copy of the most recent Fidelity Bond (the “Bond”) procured by the Trust, in the amount of $1,500,000 and in the form required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.
Attached hereto as Exhibit A, is a copy of resolutions approving the form and amount of the Bond, unanimously adopted by the Board of Trustees of the Trust, including a majority of such Trustees who are not “interested persons,” as defined in the 1940 Act, at their meeting on August 20, 2009.

3.	The premium with respect to the Bond has been paid for the period from approximately October 1, 2009 to October 1, 2010.
4.	The Board of Trustees of the Trust satisfies the fund governance standards defined in Rule 0-1(a)(7) of the 1940 Act.

/s/ Justin Brundage
Secretary of the Trust

Dated:	October 30, 2009

Exhibit A

Quaker Investment Trust

RESOLUTION

Adopted at the Meeting of
The Board of Trustees on
August 20, 2009

WHEREAS:
Rule 17g-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), requires that each registered management investment company provide and maintain a bond that shall be at least equal to an amount computed in accordance with the provisions of the rule.

NOW, THEREFORE, BE IT

RESOLVED:
that it is the finding of the Trustees at this Meeting, including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the Investment Company Act of 1940, as amended), that the form of the annual fidelity bond is reasonable in form and amount, after having given due consideration to all matters deemed relevant;

RESOLVED:	that the annual proposed premium to be paid by the Trust under the fidelity bond be, and the same hereby is, authorized and approved; and

RESOLVED:
that the appropriate officer(s) of the Trust be, and each of them hereby is, authorized to make any and all payments and to do any and all other acts, in the name of the Trust and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.